FOR MORE INFORMATION, CONTACT:
OTC FINANCIAL NETWORK                                DERMISONICS, INC.
RICK MCCAFFREY, INVESTOR RELATIONS                   JOHN ROBINSON
781-444-6100 X625                                    866-559-1333
RICK@OTCFN.COM                                       INVESTOR@CURRENTCAPITAL.COM
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FOR IMMEDIATE RELEASE:

           DERMISONICS RETAINS OTC FINANCIAL NETWORK FOR COMPREHENSIVE
                           INVESTOR RELATIONS CAMPAIGN

WEST CONSHOHOCKEN, PA, FEBRUARY 9, 2005: Dermisonics, Inc. (OTC BB: DMSI), a medical drug delivery company with its focus on development of an ultrasonically assisted transdermal drug-delivery technology, announced today that it has retained OTC Financial Network, a division of National Financial Communications Corp., to implement a comprehensive investor relations program.

Geoffrey Eiten, president of National Financial Communications Corporation, stated, "Dermisonics is developing a transdermal drug delivery system that the Company anticipates will be applicable to over 175 existing drug treatments. The drug delivery technology is being developed to allow people to replace self-administered injections and large content capsules or many of the therapeutically prescribed pharmaceuticals now used to battle chronic illness."

Eiten continued, "The Company's initial focus is serving the more than 18 million Americans who are living with diabetes, and this number is expected to rise by one million new patients a year. With 11 patents in progress, Dermisonics stands to take advantage of the projected $30.4 billion market with their non-invasive drug delivery system."

Bruce Haglund, Esq., Dermisonics' Interim Chief Executive Officer and Chairman of the Board, stated, "We have searched for an investor relations firm to improve our shareholder communications and overall visibility. OTC Financial Network was selected for their expertise in representing micro-cap, high-growth companies. Through this partnership, we will implement an investor relations program designed to expand our North American base of institutional and retail investors."

ABOUT OTC FINANCIAL NETWORK
OTC Financial Network, a division of National Financial Communications Corp. (www.nationalfc.com) based in Needham, Massachusetts, is a full-service
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financial communications and investor relations firm that specializes in micro-cap companies. The Company's proactive campaigns are custom designed to strengthen each client's presence in the investment community by disseminating breaking news and fundamental positions to spheres of influence: building upon the client's existing shareholder base: and soliciting institutional coverage. For more information, visit http://www.otcfn.com.
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ABOUT DERMISONICS, INC.
Dermisonics, Inc. is a medical device company that is focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of heavy molecular drugs into the system. The U-Strip is a drug delivery system incorporating a transdermal patch in combination with microelectronics and ultrasonic technology. Tests have shown that this system facilitates the transdermal delivery of insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventially available transdermal technology due to their large molecular size. For more information visit, www.dermisonics.com.
                                                  -------------------

OTC Financial Network serves as special advisor to Dermisonics, Inc. and has received fees for services, including a monthly base of five thousand dollars plus expenses, paid in cash. This is not an offer to buy or sell securities. Information or opinions in this release are presented solely for informative purposes, and are not intended nor should they be construed as investment advice. Full disclaimer information can be found online at http://www.otcfn.com/dmsi/disclaim.html
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FORWARD-LOOKING STATEMENTS
A number of statements contained in this press release are forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties, many of which are beyond the control of the management of Dermisonics, including but not limited to: competitive market conditions, successful integration of acquisitions, reliance on key markets, suppliers and products, currency fluctuations, dependence on key personnel and trade restrictions, each of which may be impacted, among other things, by economic, competitive or regulatory conditions as well as the ability to secure additional sources of financing. Forward-looking statements by their nature involve substantial risks and uncertainties. Actual results achieved by Dermisonics may differ materially depending on many factors, including those described above.

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